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                                                                    EXHIBIT 11.1

                       WORKGROUP TECHNOLOGY CORPORATION
                    COMPUTATION OF WEIGHTED AVERAGE SHARES
               USED IN COMPUTING INCOME (LOSS) PER SHARE AMOUNTS

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

                                                                           Primary             Fully
Type of Security                                                           Shares              Diluted
----------------                                                        ------------         -----------
For the three months ended September 30, 1997:
     Common Stock, beginning of period............................         8,150,000           8,150,000
     Weighted average common stock issued during the period.......            68,000              68,000
                                                                        ------------         -----------
         Weighted average shares of common stock outstanding......         8,218,000           8,218,000
                                                                        ============         ===========
         Net loss per share.......................................      $      (0.21)        $     (0.21)
                                                                        ============         ===========
For the three months ended September 30, 1996:
     Common Stock, beginning of period............................         7,948,000           7,948,000
     Weighted average common stock issued during the period.......            17,000              17,000
                                                                        ------------         -----------
         Weighted average shares of common stock outstanding......          7,965,000          7,965,000
                                                                        ============         ===========
         Net loss per share.......................................      $      (0.10)        $     (0.10)
                                                                        ============         ===========
For the six months ended September 30, 1997:
     Common Stock, beginning of period............................         8,114,000           8,114,000
     Weighted average common stock issued during the period.......            59,000              59,000
                                                                        ------------         -----------
         Weighted average shares of common stock outstanding......         8,173,000           8,173,000
                                                                        ============         ===========
         Net income per share.....................................      $      (0.45)        $     (0.45)
                                                                        ============         ===========
For the six months ended September 30, 1996:
     Common Stock, beginning of period............................         7,926,000           7,926,000
     Weighted average common stock issued during the period.......            23,000              23,000
     Common stock equivalents.....................................         1,391,000           1,388,000
     Treasury stock buyback.......................................          (211,000)           (210,000)
                                                                        ------------         -----------
         Weighted average shares of common stock outstanding......         9,129,000           9,127,000
                                                                        ============         ===========
         Net income per share.....................................      $       0.01         $      0.01
                                                                        ============         ===========
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